UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 6, 2017 (September 16, 2016)

Unified Signal, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-31757	90-0781437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Carillon Point, Building 5000, 4th Floor
Kirkland Washington 98033
(Address of principal executive offices)

(800) 884-4131
(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(a) Previous independent accountant

On January 3, 2017, Unified Signal, Inc. (the “Company”) notified MaloneBailey, LLP (“MaloneBailey”) in writing that it had decided to dismiss MaloneBailey as the Company’s independent registered public accounting firm. The decision to dismiss MaloneBailey was made and approved by the Company’s Board of Directors.  The Company had intended to provide MaloneBailey such written notice on or about September 10, 2016.

MaloneBailey was originally appointed as the Company’s independent registered public accounting firm on January 29, 2016.  MaloneBailey did not perform any audit work for the Company in 2014.  Additionally, MaloneBailey did not review in any capacity the Quarterly Report on Form 10-Q for the period ended March 31, 2016 filed with the Securities and Exchange Commission (the “SEC”) on January 3, 2017 (the “March 10-Q”).

The audit report of MaloneBailey on the Company’s financial statements for the fiscal year ended December 31, 2015 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope, or accounting principles except the MaloneBailey report for this fiscal year ended contained a going concern uncertainty. This uncertainty expressed substantial doubt about the Company’s ability to continue as a going concern based on the Company’s accumulated deficit, net losses and negative cash from for the fiscal year ended December 31, 2015.

During the two most recent fiscal years through January 3, 2017, the Company had no disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to their satisfaction, would have caused MaloneBailey to make reference to the subject matter of the disagreement in connection with its report. In addition, during that time there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided MaloneBailey with a copy of the disclosures required by Item 304(a) contained in this Report on Form 8-K and has requested that MaloneBailey furnish the Company with a letter addressed to the SEC stating whether MaloneBailey agrees with the statements made by the registrant in this Form 8-K and, if not, stating the respects in which it does not agree. A copy of MaloneBailey’s letter dated January 5, 2017 filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New independent accountant

Effective as of September 16, 2016, the Company engaged Enterprise CPAs, Ltd. (“Enterprise”) as its new independent registered public accounting firm. The decision to engage Enterprise was made and approved by the Company’s Board of Directors.  Enterprise reviewed the March 10-Q prior to its filing with the SEC.

During the two most recent fiscal years, the Company has not consulted with Enterprise regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Name of new director and date of appointment

On January 3, 2017, Amir Bayyan was appointed as a member of the Board of Directors of the Company via unanimous written consent of the then current members of the Board of Directors.

(b) Arrangements or understandings

There are no arrangements or understandings between Mr. Bayyan and any other persons pursuant to which Mr. Bayyan was selected as a director.

(c) Committees of the Board of Directors

Mr. Bayyan has not been appointed and is not expected to be appointed to any committees of the Board of Directors as of the date of this filing.

(d) Related party transactions

There are no related party transactions with respect to Mr. Bayyan reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

(e) Compensatory arrangements

The Company has not entered into any other compensatory arrangements, agreements, contracts, or plans with Mr. Bayyan at the time of this filing.  However, the Company does plan to enter into such an agreement with Mr. Bayyan at some point in the future and will report any arrangement at such time.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

16.1*	MaloneBailey, LLP letter addressed to the Securities and Exchange Commission.
__________
* filed herewith

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act of 1934, the registrant  has  duly  caused this  report  to  be  signed on its behalf by the undersigned hereunto duly authorized.

Unified Signal, Inc.

Date: January 6, 2017	By:	/s/ Paris W. Holt
Paris W. Holt
Chief Executive Officer

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